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                                                                    EXHIBIT 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 (filed on July 23, 2002) pertaining to the Quantum Fuel Systems Technologies Worldwide, Inc., 2002 Stock Incentive Plan of our report dated July 18, 2002, except for the 1st paragraph of Note 1 as to which the date is July 23, 2002, with respect to the financial statements and schedule of Quantum Fuel Systems Technologies Worldwide, Inc. included in the Annual Report (Form 10-K) for the year ended April 30, 2002.


                                        /s/ Ernst & Young LLP


Long Beach, California
July 24, 2002